UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): November 27, 2006

Highbury Financial Inc.
(Exact name of Registrant as Specified in its Charter)

Commission File Number: 000-51682

Delaware	20-3187008
(State of Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

999 Eighteenth Street, Suite 3000
Denver, CO 80202
(Address of Principal Executive Offices, Including Zip Code)

(303) 357-4802
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On November 27, 2006, at the annual shareholders meeting of Highbury Financial Inc. (“Highbury”), the shareholders of Highbury voted to adopt the Asset Purchase Agreement, dated as of April 20, 2006, among Highbury, Aston Asset Management LLC, ABN AMRO Asset Management Holdings, Inc., ABN AMRO Investment Fund Services, Inc., ABN AMRO Asset Management, Inc., Montag & Caldwell, Inc., Tamro Capital Partners LLC, Veredus Asset Management LLC, and River Road Asset Management, LLC, and the transactions contemplated thereby (the “Acquisition”).

Additionally, the shareholders of Highbury voted to approve an amendment to the Certificate of Incorporation of Highbury to remove the preamble and Sections A through G, inclusive, of Article Fifth from the Certificate of Incorporation from and after the closing of the Acquisition and to elect Russell L. Appel as director to serve for a term of three years or until his successor is duly elected and qualified.

The Acquisition is expected to close on November 30, 2006.

A copy of the Press Release issued by Highbury announcing the results of the shareholder vote is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit	Description
99.1	Press Release of the registrant dated November 27, 2006

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized on.

HIGHBURY FINANCIAL INC.

By:	/s/ Richard S. Foote
Richard S. Foote
President and Chief Executive Officer

Date: November 27, 2006

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EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of the registrant dated November 27, 2006

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